CUSIP No. 87484T108

EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share of Talos Energy Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: August 14, 2020

CASTEX ENERGY 2005 HOLDCO, LLC

By:	/s/ Aaron Killian
Name:	Aaron Killian
Title:	Vice President

CASTEX ENERGY 2005, LLC

By:	/s/ Aaron Killian
Name:	Aaron Killian
Title:	Vice President

CASTEX ENERGY PARTNERS, LLC

By:	/s/ Aaron Killian
Name:	Aaron Killian
Title:	Vice President

CASTEX OFFSHORE, INC.

By:	/s/ Aaron Killian
Name:	Aaron Killian
Title:	Vice President